BRF S.A.

A PUBLICLY TRADED COMPANY WITH AUTHORIZED CAPITAL

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 16269-2

EXCERPT OF THE MINUTES OF THE 8th/14 ORDINARY MEETING OF THE BOARD OF DIRECTORS

DATE, PLACE AND TIME: August 28, 2014 at 9:00 a.m. at Rua Hungria, 1400 – 5th floor in the city and state of São Paulo. CHAIR: Abilio Diniz, Chairman, Edina Biava, Secretary. ATTENDANCE: Majority of the members. The Board of Directors approved the following matters: RESOLUTIONS: 1. Rectification of information relating to the Prohab program – The Board resolved to authorize the rectification of the area of a property situated in the municipality of Carambeí, State of Santa Catarina with register number 25.034, located in Rua Grevilha, Subdivisions 01 to 26, Block 66, Jardim Eldorado from 2,176m2 to 2,154.88 m2, as decided in the 5th/2014 Ordinary Meeting of the Board of May 22, 2014. 2. Assignment of an area –The Board decided to authorize the assignment of an area in favor of the Concórdia City Government, State of Santa Catarina, pursuant to the Attachment I. 3. Request for Winding Up of Sadia Foods GmbH – Germany – The following was approved to simplify the overseas structure of the BRF group and reduced costs: a) transfer of a 10% stake held by Sadia Foods GmbH in BRF LLC in the following manner: 9.9% to BRF GmbH and 0.1% to BRF GmbH Global; and b) winding up Sadia Foods GmbH. 4. Other internal Company matters.This is an excerpt of the full Meeting of the Board of Directors and was signed by the Directors in attendance. Abilio Diniz, Chairman; Carlos Fernando Costa; Eduardo Silveira Mufarej; José Carlos Reis Magalhães Neto; Luis Carlos Fernandes Afonso; Luiz Fernando Furlan; Manoel Cordeira Silva Filho; Paulo Assunção de Sousa; Vicente Falconi Campos; Walter Fontana Filho. São Paulo, August 28, 2014. (I certify that this is an excerpt from the full minutes transcribed in Book 3, folios 286 to 291, of the minutes of the Ordinary and Extraordinary Meetings of the Company’s Board of Directors).

EDINA BIAVA

Secretary

Attachment I

The area to be divided as follows: the area of land of 5,852.420 m2 begins at the V M 0016 vertex with coordinates 6,987,930.0122 and 403,246.3810, situated at the limit with Rua C and Rua Rosa Chiossi, from this following azimuths and distances: 136°49’26” and 12.407m to the V M 0017 vertex with coordinates 6,987,920.9641 and 403,254.8707, 130°04’23” and 11.633m to the V M 0018 vertex with coordinates 6,987,913.4750 and 403,263.7728, 126°08’05” and 34,352m, this stretch fronted with Rua Rosa Chiossi to the V M 0029 vertex with coordinates 6,987,893.2182 and 403,291.5156, from this following azimuths and distances: 144°06’49” and 88.132m to the V P 0013 vertex with coordinates 6,987,821.8151 and 403,343.1779, 141°42’22” and 226.261m to the V P 0014 vertex with coordinates 6,987,644.2357 and 403,483.3910, 147°56’28” and 69.058m to the V P 0028 vertex with coordinates 6,987,585.7089 and 403,520.0465, this stretch fronted by the useful area – Rural Subdivisions - Part 869 and 870 – Register number 12,416, from this following azimuth 233°18’36” and a distance of 7.503m, this stretch fronted by Rua Rosa Chiossi to the V M 0012 vertex with coordinates 6,987,581.2260 and 403,514.0300, from this following azimuth 321°42’22” and distance 70.476m, this stretch fronted by RM Simioni Transportes Ltda. EPP – Rural Subdivision - Part 818 – Register number 7.379 to the V M 0013 vertex with coordinates 6,987,636.5385 and 403,470.3564 from this following the azimuth 321°42’22” and the distances 224.540m, this stretch fronted by the new course of Rua Rosa Chiossi with Gerson Luis Biezus, Saionara Pinto Biezus, José Alberto Olmi and Marília Clara Poy Olmi – Rural Subdivision - Part 818 – Register number 5.421, to the V M 0014 vertex, coordinates 6,987,812.7670 and 403,331.2100, from this following the azimuth 324°06’49” and distances of 39.100m, this stretch fronting the Loteamento Lourdes Pastore - Área Verde, Register Number 3.020 to the V M 0015 vertex with coordinates 6,987,844.4451 and 403,308.2904 from this following the azimuth 324°06’49” and distances 105.615m this stretch fronting Rua C of Loteamento Lourdes Pastore to the V M 0016 vertex, the starting point of the perimeter description.